UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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[   ]Preliminary Proxy Statement

[   ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]Definitive Proxy Statement

[   ]Definitive Additional Materials

[X]Soliciting Material Pursuant to §240.14a-12

KOHL’S CORPORATION
(Name of Registrant as Specified In Its Charter)

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GC Email to Relevant Associates (Shareholders)

To: Management Board and above

From: Jason Kelroy

Subject: Recent Mail You May Have Received From Activists

<<Kohl’s Logo>>March 18, 2021

Dear Team,

Those of you who are Kohl’s shareholders may have recently received a communication from the group of activist investors seeking seats on our Board of Directors. These materials were distributed to you from the activists and include the activists’ white voting card. You do not need to take any action with these materials.

We value the perspectives of all our shareholders and we will continue to engage with the activist investors with the objective of finding common ground that serves the interest of all shareholders.

In the coming weeks, if you are a Kohl’s shareholder, you will receive the first of several mailings from Kohl’s requesting your vote in the proxy contest against the activists. Our mailing will include Kohl’s BLUE voting card as well as instructions on how to vote your shares. I hope we will have your support for the Company’s slate of director nominees.

If you have inadvertently already voted using the activists’ white voting card, you will have an opportunity to change your vote by using the Company’s BLUE voting card in the coming weeks. The latest dated card with your vote is what will be counted.

We continue to have great confidence in our current performance and the strategy we have in place for the next chapter of Kohl's. We are working in the best interests of all our stakeholders and are encouraged by the 200% appreciation in our stock price since announcing our new strategy in October 2020. There is strong support for how we are approaching our strategy and future growth.

As always, we will update you on important developments as appropriate. Thank you all for your continued hard work and dedication.

Sincerely,

<<Jason’s signature>>

Jason Kelroy, Senior Executive Vice President, General Counsel & Corporate Secretary

Required SEC Disclosure

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company's Annual Report on Form 10-K, and in Item 1A of Part II in the Company's Quarterly Report on Form 10-Q for the

quarter ended May 2, 2020, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

Important Shareholder Information and Where You Can Find It

Kohl’s has filed a preliminary proxy statement and form of BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2021 Annual Meeting of shareholders (the “Preliminary Proxy Statement” and such meeting the “2021 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Details concerning the nominees of Kohl’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT TO BE FILED IN CONNECTION WITH THE 2021 ANNUAL MEETING, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Preliminary Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

This email was sent to all Kohl’s Management Board and above.